Exhibit 3.135

ARTICLES OF INCORPORATION

OF

BOCA ANESTHESIA SERVICE, INC.

The undersigned subscriber to these Articles of Incorporation, desiring to form a business corporation under the Florida General Corporation Act, as amended, hereby certifies as follows:

ARTICLE I - NAME

The name of the corporation is:

BOCA ANESTHESIA SERVICE, INC.

ARTICLE II - PURPOSE OF THE CORPORATION

This corporation is organized and its purposes are to engage in any lawful business for which corporations may be incorporated under the Florida General Corporation Act, as amended.

ARTICLE III - CAPITAL STOCK

This corporation shall have the authority to issue seven thousand five hundred (7,500) shares of common stock with a par value of One Dollar ($1.00) per share.

ARTICLE IV - REGISTERED OFFICE AND REGISTERED AGENT

The street address of the initial registered office of the corporation, and the name of the registered agent of the corporation at said office, is:

Donn Beloff

Suite 415

150 E. Palmetto Park Road

Boca Raton, Florida 33432

ARTICLE V - DIRECTORS

The corporation shall have seven (7) directors initially, whose names and addresses are:

William R. Welhaf, M.D.	)	802 S. Military Trail
Deerfield Beach, FL

Israel Bruk, M.D.	)	802 S. Military Trail
Deerfield Beach, FL

Richard W. Liberman, M.D.	)	802 S. Military Trail
Deerfield Beach, FL

Lawrence R. Libsch, M.D.	)	802 S. Military Trail
Deerfield Beach, FL

Benzion Rogoff, M.D.	)	802 S. Military Trail
Deerfield Beach, FL

Ian Radford, M.D.	)	802 S. Military Trail
Deerfield Beach, FL

Pedro M. Diaz, M.D.	)	P.O. Box 2544
Boca Raton, FL

ARTICLE VI - INCORPORATOR

The name and address of the incorporator is:

Donn Beloff, Esq.

150 E. Palmetto Park Road

Suite 415

Boca Raton, FL 33432

IN WITNESS WHEREOF, the incorporator and registered agent hereinabove named has hereunto set his hand and seal this 22nd day of June, 1989.

/s/ Donn Beloff
Donn Beloff
Incorporator & Registered Agent

STATE OF FLORIDA	)
	:	SS:
COUNTY OF PALM BEACH	)

I HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the State and County above named to take acknowledgments, personally appeared DONN BELOFF, to me known to be the person described in and who executed the foregoing Articles of Incorporation and who acknowledged before me that he subscribed to these Articles of Incorporation as Incorporator and Registered Agent.

WITNESS my hand and official seal at Boca Raton, Florida, this 22nd day of June, 1989.

/s/ Theresa Impellizine
Notary Public